As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IOVANCE BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3254381
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

825 Industrial Road, Suite 100

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

Iovance Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full title of the Plan)

Frederick G. Vogt, Ph.D., J.D.

Interim Chief Executive Officer and President, and General Counsel

Iovance Biotherapeutics, Inc.

825 Industrial Road, Suite 100

San Carlos, California 94070

(Name and address of agent for service)

(650) 260-7120

(Telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the registration of an additional 1,000,000 shares (the “Shares”) of Iovance Biotherapeutics, Inc.’s (the “Registrant”) common stock, $0.000041666 par value per share. The Shares are of the same class and relate to the same employee benefit plan, the 2020 Employee Stock Purchase Plan, which was amended on June 10, 2026 (in the form attached hereto as Exhibit 99.1) (the “ESPP”), as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 19, 2020 (Registration No. 333-239317), June 12, 2023 (Registration No. 333-272602), August 9, 2024 (Registration No. 333-281413), and November 12, 2025 (Registration No. 333-291475). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 19, 2020 (Registration No. 333-239317), June 12, 2023 (Registration No. 333-272602), August 9, 2024 (Registration No. 333-281413), and November 12, 2025 (Registration No. 333-291475) are incorporated herein by reference (solely to the extent the contents of such registration statement relate to the ESPP), and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation, as amended, of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-3 filed with the Commission on June 18, 2026).
4.2	Fourth Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 29, 2024).
4.3	Specimen of Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2018).
5.1	Opinion of DLA Piper LLP (US) (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1	Iovance Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan, as amended (filed herewith).
107	Filing Fee Table (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Iovance Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on June 18, 2026.

Iovance Biotherapeutics, Inc.

By:	/s/ Frederick G. Vogt, Ph.D., J.D.
Name:	Frederick G. Vogt, Ph.D., J.D.
Title:	Interim CEO and President, and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Frederick G. Vogt and Corleen Roche, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on June 18, 2026.

Signature	Title

/s/ Frederick G. Vogt, Ph.D., J.D.	Interim Chief Executive Officer and President, General Counsel, and Director
Frederick G. Vogt, Ph.D., J.D.	(Principal Executive Officer)

/s/ Corleen Roche	Chief Financial Officer
Corleen Roche	(Principal Financial Officer and Principal Accounting Officer)

/s/ Iain Dukes, D. Phil.	Director
Iain Dukes, D. Phil.

/s/ Athena Countouriotis, M.D.	Director
Athena Countouriotis, M.D.

/s/ Ryan Maynard	Director
Ryan Maynard

/s/ Wayne Rothbaum	Director
Wayne Rothbaum

/s/ Michael Weiser, M.D., Ph.D.	Director
Michael Weiser, M.D., Ph.D.